EXHIBIT 23

           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
           -----------------------------------------


   As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 22, 1999, included in this Form 10-K, into Mirage Resorts, Incorporated's previously filed registration statements on Form S-8 (File No. 33-
16037),  on  Form S-8 (File No. 33-48394), on Form S-8 (File  No.  33-
63804),  on Form S-8 (File No. 33-60183), on Form S-8 (File  No.  333-
59455) and on Form S-3 (File No. 333-39029).



                              ARTHUR ANDERSEN LLP

Las Vegas, Nevada
March 26, 1999